EXHIBIT 12

                                                        QUALITY STORES, INC.
                                SCHEDULE REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                           (in thousands)



                                                                                   Fiscal 1997
                                                                     ----------------------------------------
                                                          Fiscal        7 months ended       5 months ended      Fiscal
                                                          1998         November 1, 1997      March 26, 1997       1996
                                                     ----------------------------------------------------------------------

Income before income taxes                               $18,375             $  3,422             $ (1,881)       $14,994
                                                     ======================================================================

Fixed charges:
   Interest expense                                      $20,466              $11,463             $  3,188       $  1,663
   Portion of rent expense representing interest           2,920                1,860                  814          1,859
                                                     ----------------------------------------------------------------------
Total fixed charges                                      $23,386              $13,323             $  4,002       $  3,522
                                                     ======================================================================

Earnings before income taxes and fixed charges           $41,761              $16,745             $  2,121        $18,516
                                                     ======================================================================

Ratio (deficiency) of earnings to fixed charges            1.8 x               1.3 x              $ (1,881)        5.3 x
                                                     ======================================================================





                                                                                 Three months ended
                                                                     ---------------------------------------
                                                                      January 30, 1999    January 31, 1998
                                                                     ---------------------------------------

Income before income taxes                                                 $ 2,953             $ 1,375
                                                                     =======================================

Fixed charges:
   Interest expense                                                        $ 4,959             $ 5,284
   Portion of rent expense representing interest                               715                 756
                                                                     ---------------------------------------
Total fixed charges                                                        $ 5,674             $ 6,040
                                                                     =======================================

Earnings before income taxes and fixed charges                             $ 8,627             $ 7,415
                                                                     =======================================

Ratio of earnings to fixed charges                                           1.5 x               1.2 x
                                                                     =======================================
